ASSET PURCHASE AGREEMENT

                                  BY AND AMONG


                               CENDANT CORPORATION

                       CENDANT FINANCE HOLDING CORPORATION

                           AMERIHOST PROPERTIES, INC.

                         AMERIHOST INN FRANCHISING, INC.

                           AMERIHOST MANAGEMENT, INC.

                                       AND

                           AMERIHOST DEVELOPMENT, INC.

                           DATED AS OF AUGUST 17, 2000


CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT. PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE DENOTED BY [ECONOMIC TERMS OMITTED]. MATERIAL OMITTED HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                            ASSET PURCHASE AGREEMENT

         This ASSET PURCHASE AGREEMENT (this "Agreement") is entered into on this 17th day of August, 2000 by and among CENDANT FINANCE HOLDING CORPORATION, a Delaware corporation (the "Buyer"), CENDANT CORPORATION, a Delaware corporation ("Cendant"), AMERIHOST PROPERTIES, INC., a Delaware corporation (the "Parent"), AMERIHOST INN FRANCHISING, INC., a Delaware corporation ("AIFI"),
AMERIHOST MANAGEMENT, INC., an Illinois corporation ("AMI"), AMERIHOST DEVELOPMENT, INC., an Illinois corporation ("ADI", together with the Parent, AIFI and AMI, the "Seller").

         WHEREAS, the Seller is engaged in, among other things, the business of franchising a hotel system under the AmeriHost Inn(R), AmeriHost Inn and SuitesSM, AmeriHost HotelSM, AmeriHost SuitesSM and any other proprietary brands of the Parent or any of its subsidiaries brands (the "Business"); and

         WHEREAS, the Buyer is a wholly owned subsidiary of Cendant and desires to purchase and assume from the Seller, and the Seller desire to sell, convey, assign, and transfer to the Buyer, certain of the assets relating to the Business, together with certain obligations and liabilities relating thereto, all in the manner and subject to the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and subject to the terms and conditions hereof, the parties intending to be legally bound, hereby agree as follows:


                                    ARTICLE I
                                    ---------
                                 SALE OF ASSETS
                                 --------------

         Section 1.1. Acquired Assets. Subject to the terms of this Agreement, the Seller agrees to sell, assign, transfer, convey and deliver to the Buyer, and the Buyer agrees to purchase and acquire from the Seller, free and clear of any liens, pledges, charges, claims, security interests or other encumbrances (collectively, "Liens"), all of the Seller's right, title and interest in and to all assets primarily held for use or used in, arising from or related to the Business, including the following (collectively, the "Acquired Assets"):

         (a) all of (i) the registered trademarks, service marks, unique identifying characteristics and derivatives of the AmeriHost Inn(R) and
AmeriHost Inn and SuitesSM brands (collectively, the "Brands") and (ii) the unregistered trademarks, service marks, unique identifying characteristics and derivatives of the Brands (the "Trademarks");

         (b) all (i) Assigned Existing Contracts set forth on attached Schedule 2.7(a) and (ii) all franchise agreements relating to all Owned Facilities (as defined in Section 2.6 below) entered into pursuant to Section 4.1(d)(ii)(B) below (collectively, the "Assigned Contracts").

         (c) all prepaid royalties and fees of the Seller on the Closing Date relating to the operation or conduct of the Business including without limitation the cash balance, as of the Closing Date, in the Marketing and Reservation Fund (as defined in Section 2.6 below) (the "Prepaids");

         (d) the domain name, "www.amerihostinn.com" and content and information contained thereon and all other domain names, web-sites, including without limitation all content and information contained thereon, relating primarily to the Business (collectively, the "Web Site Materials");

         (e) all certificates, licenses, permits, authorizations, registrations and approvals issued or granted to the Seller by Governmental Entities (as defined below) that are used, held for use or intended to be used primarily in the operation or conduct of the Business, to the extent assignable (the "Assigned Permits");

         (f) all building plans and prototypes utilized in the development of hotels under the Brands (the "Plans");

         (g) all slogans, designs, printed works, graphic art, photographs, CDs, audio and video tapes relating to any of the Trademarks or used primarily in the conduct of the Business (together with the Trademarks, the Web Site Materials, the Plans and all Intellectual Property (as defined in Section 2.5 below) listed on attached Schedule 2.5(a), the "Assigned Intellectual Property");

         (h) all rights to all toll free reservation telephone numbers, including without limitation 1-800-434-5800;

         (i) all operating systems, manuals, marketing, sales and promotional literature, books, records, files, documents, operating manuals, personnel records, customer, supplier and franchise lists and files, preprinted materials, copyrighted and copyrightable materials owned by the Seller and used primarily in the operation of the Business or otherwise related to the licensing of the Brands;

         (j) all financial records and accounting, internal and audit records used exclusively in the operation of the Business;

         (k) all other rights of the Seller to use the Brands or the Trademarks; and

         (l) all goodwill associated with the Business, the Trademarks or otherwise relating to the Acquired Assets.

         Section 1.2. Retained Assets. Notwithstanding anything contained herein to the contrary, the Seller shall not sell, transfer, convey or deliver, or cause to be sold, transferred, conveyed or delivered, to the Buyer, and the Buyer shall not purchase from the Seller any assets, properties, interests and rights of the Seller not used primarily in the operation or conduct of the Business, including, without limitation, the following (the "Retained Assets"):

         (a) all cash and cash equivalents of the Seller (other than the Prepaids);

         (b) all right, title and interest in and to all real property owned or leased by the Seller, including without limitation all real property used or intended to be used in the operation of any hotel under any of the Brands or any other hotel, motel or resort brands;

         (c) all rights in and to all contracts, agreements and arrangements between the Seller or any of its subsidiaries or affiliates with any other person with respect to the ownership or operation of any hotel, motel or resort, including without limitation the amendments to the management agreements to be entered into prior to the Closing pursuant to Section 4.1(d)(ii)(C) below (collectively, the "Management Agreements").

         (d) all accounts receivable of the Seller on the Closing Date arising out of the operation or conduct of the Business; and

         (e) all minute books, stock ledgers and other books and records which pertain to the Seller's corporate matters separate from the operation of the Business.

         Section 1.3. Assumption of Liabilities. Subject to the terms of this Agreement and excluding the Excluded Liabilities, the Buyer hereby agrees to assume, pay, perform and discharge when due solely those liabilities, obligations and commitments of the Seller under the Assigned Contracts to the extent such liabilities, obligations and commitments relate to the period from and after the Closing (collectively, the "Assumed Liabilities"). The Buyer agrees to pay the transfer, documentary, registration and value added taxes (excluding any penalties, interest and additions to tax) incurred in connection with this Agreement and the transactions contemplated hereby (the "Transfer Taxes").

         Section 1.4. Retained Liabilities. Notwithstanding anything set forth in this Agreement to the contrary and regardless of any disclosure to the Buyer, all liabilities, obligations and commitments of the Seller (other than those specifically enumerated as Assumed Liabilities) shall be the responsibility of the Seller and shall be referred to herein as the "Excluded Liabilities" and the Buyer shall not assume any Excluded Liability. Excluded Liabilities shall include, without limitation:

         (a) any liability, obligation or commitment of the Seller, whether express or implied, liquidated, absolute, accrued, contingent or otherwise, or known or unknown, arising primarily out of the operation or conduct by the Seller or any of its affiliates of any business other than the Business;

         (b) any liability, obligation or commitment of the Seller arising out of the operation and ownership of any hotel, motel or other facility owned either directly or indirectly by the Seller or any of its subsidiaries or affiliates or through any joint venture of the Seller or any of its subsidiaries or affiliates with any third party, including without limitation arising out of or relating to any Management Contract;

         (c) any liability, obligation or commitment of the Seller (A) arising out of any actual or alleged breach by the Seller of, or nonperformance by the Seller under, any Assigned Contracts prior to the Closing, (B) accruing under any Assigned Contract with respect to any period prior to the Closing or (C) arising under any contract, agreement or arrangement either (x) required to be listed in Schedule 2.7(a) and not so listed or (y) entered into in violation of this Agreement;

         (d) any liability, obligation or commitment of the Seller arising out of (A) any suit, action or proceeding ("Proceeding") pending or, to the knowledge of the Seller, threatened as of the Closing Date or (B) any actual or alleged violation by the Seller or any of its affiliates of any Applicable Law (as defined in Section 2.3) prior to the Closing;

         (e) any liability, obligation or commitment of the Seller that relates primarily to, or that arises primarily out of, any Retained Asset, or that arises out of the distribution to, or ownership by, the Seller of the Retained Assets or associated with the realization of the benefits of any Retained Asset; and

         Section 1.5.      Purchase Price.
                           --------------

         (a) Subject to the terms of this Agreement, in consideration of the aforesaid sale, assignment, transfer and conveyance of the Acquired Assets, at the Closing, the Buyer shall:

              (i) assume the Assumed Liabilities;

              (ii) pay to the Seller [ECONOMIC TERMS OMITTED] payable by wire transfer in immediately available funds to an account designated in writing by the Seller;

              (iii) for each Independent Facility (as defined in Section 2.6 below) which has commenced operations on or before the Closing Date (each, an "Open Independent Facility"), a true and complete list of which shall be provided to the Buyer at the Closing, pay to the Seller an amount calculated as follows:

                           (A) for each Open Independent Facility which has been operational for a period of less than eighteen months, an amount equal to [ECONOMIC TERMS OMITTED]; and

                           (B) for each Open Independent Facility which has been operational for a period of eighteen months or more, an amount equal to [ECONOMIC TERMS OMITTED].

         CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT

                         [ECONOMIC TERMS OMITTED]


         The  aggregate  funds to be paid to the Seller  pursuant to Section 1.5
(a)(ii) and (a)(iii) shall be referenced to herein collectively as the "Closing Cash Consideration."

         (b) For each Independent Facility which has not commenced operations on or before the Closing Date (each, a "Pending Independent Facility"), the Buyer shall pay to the Seller within twenty days of the date that such Pending Independent Facility commences operations, an amount equal to [ECONOMIC TERMS OMITTED].

         (c) With respect to each  Franchisee  Applicant  (as defined in Section
2.6 below), the Buyer shall pay to the Seller, upon commencement of operations of a hotel under any of the Brands by such Franchisee Applicant, an amount equal to [ECONOMIC TERMS OMITTED]; provided however that no such payment shall be made with respect to the commencement of operations of any hotel by any Franchisee Applicant which is a subsidiary or affiliate of the Seller.

         (d) Notwithstanding anything set forth in this Section 1.5 to the contrary, the Buyer's obligation to make payments under Sections 1.5(b) and (c) shall terminate on the three year anniversary of the Closing Date.

(e)      For purposes of this Section 1.5, the following terms shall mean:

         "Gross Room Revenue" The gross receipts attributable to or payable for the rental of guest sleeping rooms at a particular Open Independent Facility, including without limitation the net proceeds of use and occupancy and business interruption, rent loss or similar insurance with respect to the Open Independent Facility; provided however that insurance proceeds shall be included in Gross Room Revenue only when and to the extent actually received and, for purposes of this Section 1.5, shall not exceed the amount of gross receipts reasonably estimated to have been lost as a result of the event that gave rise to payment of the insurance proceeds. Gross Room Revenue shall not include Federal, state and local taxes or fees collected by the franchisee of the Open Independent Facility for transmittal to the appropriate Taxing Authority (as defined in Section 2.11 below).

         "Standard Royalty Rate" With respect to a particular Open Independent Facility, the rate in effect for the majority of the term of the franchise agreement between AIFI and the franchisee of such Open Independent Facility; provided however that such rate shall not exceed the maximum rate in effect for eleven of the first thirty six months of the term of such franchise agreement.

         Section 1.6. Time and Place of Closing. Upon the terms and subject to the conditions of this Agreement, the closing of the transactions contemplated by this Agreement (the

         CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT

"Closing") will take place at the offices of Cendant Corporation, 6 Sylvan Way, Parsippany, New Jersey, at 10:00 a.m. (local time) within five business days of the satisfaction or waiver of the conditions set forth in Article V, or at such other time and place as is mutually agreed by the Buyer and the Seller. The date on which the Closing occurs and the transactions contemplated hereby become effective is referred to herein as the "Closing Date."

         Section 1.7. Deliveries by the Seller. Subject to the terms and conditions hereof, at the Closing, the Seller will deliver the following to the
Buyer:

         (a) the officer's certificates provided for in Section 5.2;

         (b) a Bill of Sale and Assignment duly executed by the Seller and substantially in the form as Exhibit A hereto;

         (c) opinions of McDermott, Will & Emery and Richards, Layton & Finger, counsel to the Seller, which opinions shall be in substantially the same form as Exhibit B and Exhibit C hereto, respectively;

         (d) opinion of the General Counsel of API, which opinion shall be in substantially the same form as attached Exhibit D;

(e) all other assignments and other instrument or documents reasonably necessary in the reasonable judgment of the Buyer to evidence the sale, assignment, transfer and conveyance by the Seller of the Acquired Assets in accordance with the terms of this Agreement; and

         (f) all other documents, instruments and writings required to be delivered by the Seller at or prior to the Closing Date pursuant to this Agreement.

         Section 1.8. Deliveries by the Buyer and Cendant. Subject to the terms and conditions hereof, at the Closing, the Buyer will deliver the following to the Seller:

         (a) the officers' certificates provided for in Section 5.3;

         (b) an Instrument of Assumption duly executed by the Buyer and substantially in the form of Exhibit E hereto;

         (c) the Closing Cash Consideration via wire or other immediately available funds, and

         (d) all other documents, instruments and writings required to be delivered by the Buyer at or prior to the Closing Date pursuant to this Agreement.

         Section 1.9. Risk of Loss. Until the Closing, any loss of or damage to the Acquired Assets from fire, casualty or any other occurrence shall be the sole responsibility of the Seller.

                                   ARTICLE II
                        REPRESENTATIONS AND WARRANTIES OF
                          THE PARENT AND THE SUBSIDIARY

                  The Parent, AMI, ADI and AIHI, jointly and severally, hereby represent and warrant to the Buyer as follows:

         Section 2.1. Organization, Standing and Power. Each of the Parent, AMI, ADI and AIHI is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has full power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct the Business and its other businesses as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, have not had and could not reasonably be expected to have a material adverse effect (i) on the business, assets, condition (financial or otherwise) or results of operations of the Seller and its subsidiaries, taken as a whole, or of the Business, (ii) on the ability of the Seller to perform its obligations under this Agreement or the documents to be executed in connection herewith or
(iii) on the ability of the Seller to consummate the transactions contemplated hereby (a, "Material Adverse Effect"). Each of the Parent, AIFI, AMI and ADI is duly qualified to do business as a foreign corporation in each jurisdiction where the character of the Acquired Assets held by it or the nature of the Business make such qualification necessary for it to conduct the Business as currently conducted by it except where the failure to be so qualified would not result in a Material Adverse Effect. Each of the Parent, AIFI, AMI and ADI has delivered to the Buyer true and complete copies of their respective certificates of incorporation and by-laws, in each case as amended through the date of this Agreement. Except as set forth on Schedule 2.1, none of the affiliates of the Seller is presently engaged in the operation or conduct of the Business.

         Section 2.2. Authority; Execution and Delivery; Enforceability. Each of the Parent, AIFI, AMI and ADI has full power and authority to execute this Agreement and the documents to be executed in connection herewith to which it is, or is specified to be, a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery by each of the Parent, AIFI, AMI and ADI of this Agreement and the documents to executed in connection herewith to which it is, or is specified to be, a party and the consummation by the Parent, AIFI, AMI and ADI of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action. Each of the Parent, AIFI, AMI and ADI has duly executed and delivered this Agreement and, prior to the Closing, will have duly executed and delivered each of the documents to be executed in connection herewith to which it is, or is specified to be, a party, and this Agreement constitutes, and each of the documents to be executed in connection herewith to which it is, or is specified to be, a party will after the Closing constitute, its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         Section 2.3. No  Conflicts;  Consents.  Except as set forth on attached
Schedule 2.3, the execution and delivery by each of the Parent, AIFI, AMI and ADI of this Agreement does not, the execution and delivery by each of the Parent, AIFI, AMI and ADI of each of the documents to be executed in connection herewith to which it is, or is specified to be, a party will not, and the consummation of the transactions contemplated hereby and compliance by each of the Parent, AIFI, AMI and ADI with the terms hereof will not conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Parent, AMI, ADI, AIFI or any of their respective subsidiaries under, any provision of
(i) the respective Certificates of Incorporation or by-laws of the Parent, AIFI, AMI, ADI or any of their respective subsidiaries, (ii) any material Contract to which the Parent, AIFI, AMI, ADI or any of their respective subsidiaries is a party or by which any of their respective properties or assets is bound or (iii) any judgment, order or decree ("Judgment") or statute, law, ordinance, rule or regulation ("Applicable Law") applicable to the Parent, AIFI, AMI, ADI or any of their respective subsidiaries or their respective properties or assets. Except as set forth on attached Schedule 2.3, no consent, approval, license, permit, order or authorization ("Consent") of, or registration, declaration or filing with, any Federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (each, a "Governmental Entity") or any other person is required to be obtained or made by or with respect to the Parent, AIFI, AMI, ADI or any of their respective subsidiaries in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, other than compliance with and filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act").

         Section 2.4. Certain Acquired Assets. Except as set forth on Schedule 2.4, the Seller has good title to, or a valid leasehold interest in or right to use by license or otherwise, the Acquired Assets, free and clear of all Liens. The Acquired Assets include or will include as of the Closing Date, without limitation, all personal property, both tangible and intangible, rights and agreements necessary to conduct the Business in all material respects as conducted on or immediately prior to the date hereof. This Section 2.4 does not relate to Intellectual Property, which is covered by Section 2.5 below.

         Section 2.5.      Intellectual Property.
                           ---------------------

         (a) Schedule 2.5(a) sets forth a true and complete list of all U.S. and foreign patents, trademarks, trademark registration, trademark applications, service marks, trade names, business names, brand names, copyrights, copyright registrations, designs, design registration and Internet domain names and all rights to the foregoing (collectively, "Intellectual Property") owned, used, filed by or licensed to the Seller or any of its subsidiaries or affiliates and used, held for use, or intended to be used primarily in the operation or conduct of the Business. The Assigned Intellectual Property constitutes all Intellectual Property necessary to conduct the Business as presently conducted by the Seller. With respect to all Assigned Intellectual Property that is registered or subject to an application for registration, Schedule 2.5(a) sets forth a list of all jurisdictions in which such Assigned Intellectual Property is registered or registrations applied for and all registration and application numbers. Except as set forth in
Schedule 2.5(a), (i) the registrations of all registered Trademarks are valid, subsisting, and in full force and effect, (ii) the Seller is the sole and exclusive owner of (free and clear of all Liens), and the Seller has the right to use, execute, reproduce, display, perform, modify, enhance, distribute, prepare derivative works of and sublicense, without payment to any other person, all the Assigned Intellectual Property and the consummation of the transactions contemplated hereby does not and will not conflict with, alter or impair any such rights, (iii) during the past five years, the Seller has not received any written or oral communication from any person asserting any ownership interest in any Assigned Intellectual Property and (iv) all Plans were created by employees of ADI in the scope of their employment with ADI and constitute "work for hire".

         (b) Except as set forth on Schedule 2.5(b) and in the Assigned Contracts, the Seller has not granted any license of any kind relating to, Assigned Intellectual Property or the marketing or distribution thereof. The Seller is not bound by or a party to any option, license or agreement of any kind relating to the Intellectual Property of any other person for the use of such Intellectual Property in the conduct of the Business, except as set forth on Schedule 2.5(b) and except for so-called "shrink-wrap" license agreements relating to computer software licensed in the ordinary course of the Business. The Business as presently conducted does not violate, conflict with or infringe the Intellectual Property of any other person. Except as set forth on Schedule 2.5(b), (i) no claims are pending or, to the knowledge of Seller, threatened against the Seller by any person with respect to the ownership, validity, enforceability, effectiveness or use in the Business of any Intellectual Property and (ii) during the past five years, neither the Seller nor its affiliates have received any written or oral communication alleging that the Seller or any of its affiliates has in the conduct of the Business violated any rights relating to Intellectual Property of any person.

         (c) Except as set forth in Schedule 2.5(c), the Seller:

                  (i) has not granted to any third party any exclusive rights of any kind (including, without limitation, exclusivity with regard to categories of advertisers on any World Wide Web site, territorial exclusivity or exclusivity with respect to particular versions, implementations or translations of any of the Intellectual Property), nor has the Seller granted any third party any right to market any of the Intellectual Property under any private label or "OEM" arrangements; or

                  (ii) does not have any outstanding sales or advertising contract, commitment or proposal (including, without limitation, insertion orders, slotting agreements or other agreements under which the Seller has allowed third parties to advertise on or otherwise be included in a World Wide Web site) nor, with respect to any such existing arrangement, does the Seller currently expect to result in any loss to the Seller upon completion or performance thereof.

         Section 2.6.     Franchise Facilities; Marketing and Reservation Funds.
                          -----------------------------------------------------

         (a) Schedule 2.6 sets forth a true and complete list of (a) all hotels operating or intended to be operated under any of the Brands and in which the Seller or any of its subsidiaries or affiliates has either a direct or indirect equity or other interest, including without limitation any such hotel funded by or otherwise organized or operated in connection with any joint venture or other arrangement between the Seller or any subsidiaries or its affiliates and any non-affiliate third party (each, an "Owned Facility"), indicating whether each such Owned Facility is funded by or otherwise organized or operated in connection with any joint venture or other arrangement between the Seller or any subsidiaries or its affiliates and any non-affiliate third party; (b) all hotels operating or intended to be operated under one of the Brands and which are owned by a third party which is not an affiliate of the Seller or any of its subsidiaries (each, an "Independent Facility") (indicating both whether such Independent Facility is an Open Independent Facility or a Pending Independent Facility (as such terms are defined in Section 1.5 above) and the date on which each of the franchise agreements terminate, respectively); and (c) all entities which have filed completed franchise applications prior to the Closing Date (including without limitation the delivery of any application fees due in connection therewith) with the Seller to own or operate a hotel under any of the Brands (each, a "Franchisee Applicant").

         (b) Except as set forth on attached Schedule 2.6, (i) no franchisee of any Owned Facility or Independent Facility is, or in the past six months has been, in default with respect to the payment of any royalty, marketing and reservation or other fees due to the Seller in connection with their respective franchise agreements (each, a "Franchise Agreement"), (ii) no agreement entered into by the Seller or any of its affiliates that are primarily used in the operation of the Business, including without limitation each Franchise Agreement and Management Agreement, contains any change-in-control, change-in-management or other provisions granting any person the right to terminate such agreement as the result of or otherwise in connection with the consummation of the transactions contemplated hereby, and (iii) each of the Franchise Agreements is in substantially the same form as the form of franchise agreement contained in the offering circular received by the franchisee party to such Franchise
Agreement (other than with respect to areas of protection and location) including without limitation each of the Franchise Agreements, and was executed after the proper observance of waiting periods under Applicable Law. No hotels or other facilities are currently or are intended to be operated under any of the Brands other than the Owned Facilities, the Independent Facilities and the proposed hotels to be operated by the Franchisee Applicants.

         (c) All contributions by franchisees to the marketing and reservation funds maintained by the Seller (collectively, the "Marketing and Reservation Funds") have either been expended or deposited, as the case may be, in accordance with the terms and conditions of the respective documents governing the application of such funds.

         Section 2.7.      Contracts.
                           ---------

         (a) Schedule 2.7(a) contains a true and complete list of all contracts, licenses, agreements and other legally binding arrangements, written or oral, that are primarily used, held for use or intended to be used in, or that primarily arise out of, the operation or conduct of the Business or otherwise related to the licensing of the Brands (collectively, the "Assigned Existing Contracts"), including without limitation all Franchise Agreements relating to Independent Facilities (each, an "Independent Franchise Agreement"). The term "Assigned Existing

Contracts" specifically excludes all Management Contracts. The Seller has provided to the Buyer true and complete copies of all Independent Franchise Agreements.

         (b) Except as set forth on Schedule 2.7(b), all Assigned Contracts, including without limitation all Independent Franchise Agreements, are valid, binding and in full force and effect and are enforceable by the Seller in accordance with their respective terms. Except as set forth in Schedule 2.7(b), the Seller has performed all obligations required to be performed by it to date under the Assigned Contracts, and it is not (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder and, to the knowledge of the Seller, no other party to any Assigned Contract is (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder. The Seller has not received any written or oral notice of the intention of any party to terminate any Assigned Contract. Complete and correct copies of all Assigned Contracts, together with all modifications and amendments thereto, have been delivered, or prior to the Closing will be delivered, to the Buyer.

         (c) Schedule 2.7(c) lists each Assigned Contract with respect to which the Consent of the other party or parties thereto must be obtained by virtue of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby to avoid the invalidity of the transfer of such Contract, the termination thereof, a breach, violation or default thereunder or any other change or modification to the terms thereof.

         (d) Schedule 2.7(d) lists all agreements which prohibit or restrict in any manner the Seller from freely engaging in the Business in any geographic area.

         (e) Schedule 2.7(e) lists all Management Contracts in effect on the date hereof, indicating the name of the Owned Facility or Independent Facility covered by such Management Contract. True and complete copies of all Management Contracts in effect on the date hereof have been provided to the Buyer.

         Section 2.8 Governmental Authorizations; Permits. The Business has been operated in compliance with all Applicable Laws, except for violations which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Schedule 2.8 sets forth a true and complete list of all Assigned Permits.

         Section 2.9.      Taxes.
                           ------

         (a)      For purposes of this Agreement:

         "Tax" means (i) any tax, governmental fee or other like assessment or charge of any kind whatsoever (including any tax imposed under Subtitle A of the Code and any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, withholding tax on amounts paid, payroll, employment, excise, severance, stamp, capital stock, occupation, property, environmental or windfall profit tax, premium, custom, duty or other tax), together with any interest, penalty, addition to tax or additional amount due, imposed by any Governmental Entity (domestic or foreign) responsible for the imposition of any such tax (a "Taxing Authority"),
(ii) any liability for the payment of any amount of the type described in clause
(i) above as a result of a party to this Agreement being a member of an affiliated, consolidated or combined group with any other corporation at any time on or prior to the Closing Date and (iii) any liability of any person with respect to the payment of any amounts of the type described in clause (i) or
(ii) above as a result of any express or implied obligation of such person to indemnify any other person.

         "Code" means the Internal Revenue Code of 1986, as amended.

         (b) Except as set forth on Schedule 2.9, (i) the Seller, and any affiliated group, within the meaning of Section 1504 of the Code, of which the Seller is or has been a member, has filed or caused to be filed in a timely manner (within any applicable extension periods) all Tax returns, reports and forms required to be filed by the Code or by applicable state, local or foreign Tax laws, (ii) all Taxes shown to be due on such returns, reports and forms have been timely paid in full or will be timely paid in full by the due date thereof, and (iii) no Tax Liens have been filed and no material claims are being asserted in writing with respect to any Taxes.

         (c) Neither the Seller nor the Association is a "foreign person" within the meaning of Section 1445 of the Code.

         Section 2.10. Proceedings. Schedule 2.10 sets forth a list of all current and pending, or to the knowledge of the Seller threatened, Proceedings or claims arising out of the conduct of the Business or against or affecting any Acquired Asset and that (a) relate to or involve more than $5,000, (b) seek any material injunctive relief or (c) relate to the transactions contemplated by this Agreement. None of the Proceedings or claims listed in that section as to which there is at least a reasonable possibility of adverse determination would be reasonably likely to result, if so determined, individually or in the aggregate, in a Material Adverse Effect. To the knowledge the Seller, except as set forth in Schedule 2.10, the Seller is not a party or subject to or in default under any Judgment applicable to the conduct of the Business or any Acquired Asset or Assumed Liability. There is not any Proceeding or claim by the Seller pending, or which the Seller intends to initiate, against any other person arising out of the conduct of the Business. To the knowledge of the Seller, there is no pending or threatened investigation of or affecting the conduct of the Business or any Acquired Asset or Assumed Liability.

         Section 2.11. Financial Statements; Prepaids. (a) Schedule 2.11 sets forth the audited balance sheet, statement of operations, statement of shareholder's equity and statement of cash flows, as of and for the fiscal year ended December 31, 1999, for AIFI and the unaudited balance sheet (the "Interim Balance Sheet") as of June 30, 2000 for AIFI, ( collectively, the "Financial Statements"). The Financial Statements have been prepared in conformity with GAAP consistently applied (except in each case as described in the notes thereto) and on that basis fairly present the financial condition and results of operations of the Business as of the respective dates thereof and for the respective periods indicated; provided that the Interim Balance Sheet lacks footnotes and is subject to normal year-end adjustments.

         (b) The Business does not have any liabilities or obligations of any nature (whether accrued, absolute, contingent, unasserted or otherwise) of a nature required by GAAP to be reflected on a consolidated balance sheet of the Business or in the notes thereto, except (i) as disclosed, reflected or reserved against in the Balance Sheet and the notes thereto, (ii) for items set forth in Schedule 2.11, (iii) for liabilities and obligations incurred in the ordinary course of the Business consistent with past practice since June 30, 2000 and not in violation of this Agreement and (iv) for Taxes.

         (c) All of the Prepaids have arisen from bona fide transactions in the ordinary course of the Business.

         Section  2.12.  Absence of  Changes  or Events.  Except as set forth in
Schedule 2.12, since June 30, 2000 there has not been any material adverse change in the business, assets, condition (financial or otherwise) or results of operations of the Business, taken as a whole. Except as set forth in Schedule 2.12, since June 30, 2000, the Seller has caused the Business to be conducted in the ordinary course and in substantially the same manner as previously conducted and has made all reasonable efforts consistent with past practices to preserve the relationships of the Business with customers, suppliers and others with whom the Business deals. Except as set forth in Schedule 2.12, since June 30, 2000 to the date of this Agreement, the Seller has not taken any action that, if taken after the date of this Agreement, would constitute a breach of any of the covenants set forth in Section 4.1.

         Section 2.13 Disclosure. No representation or warranty of the Parent, AIFI, AMI or ADI contained in this Agreement, and no statement contained in any closing document, closing certificate or Schedule to this Agreement furnished or to be furnished by or on behalf of the Parent, AIFI, AMI or ADI to the Buyer or any of its representatives pursuant to this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein, taken as a whole, not misleading.

         Section 2.14. Affiliate Transactions. Schedule 2.14 sets forth a true and correct list as of the date hereof of all contracts and agreements to which the Business and the Seller, on the one hand, or any of their affiliates, on the other hand, are a party that are related to the Business and that are in effect as of the date hereof or have been in effect during the prior year.

         Section 2.15. Brokers; Finders and Fees. Neither the Parent, AIFI, AMI nor ADI has employed any investment banker, broker or finder or incurred any liability for any investment banking fees, brokerage fees, commissions or finders' fees in connection with this Agreement or the transactions contemplated hereby.

                                   ARTICLE III
             REPRESENTATIONS AND WARRANTIES OF THE BUYER AND CENDANT

         The Buyer and Cendant, respectively, hereby represent and warrant to the Seller as follows:

         Section 3.1. Organization. Each of the Buyer and Cendant is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has full power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to operate the Business following the Closing, except as contemplated by Section 4.18 and other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, have not had and could not reasonably be expected to have a material adverse effect (i) on the business, assets, condition (financial or otherwise) or results of operations of the Buyer, Cendant and their respective subsidiaries, taken as a whole, (ii) on the ability of the Buyer or Cendant to perform the obligations under this Agreement or the documents to be executed in connection herewith (including the Development Agreement), or (iii) on the ability of the Buyer or Cendant to consummate the transactions contemplated hereby (a "Buyer Material Adverse Effect"). Each of Buyer and Cendant is duly qualified to do business as a foreign corporation in each jurisdiction where the operation of the Business following the closing would make such qualification necessary except where the failure to be so qualified would not result in a Buyer Material Adverse Effect.

         Section 3.2. Authority; Execution and Delivery; Enforceability. Each of the Buyer and Cendant has full power and authority to execute this Agreement and the documents to be executed in connection herewith to which it is, or is specified to be, a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery by each of the Buyer and Cendant of this Agreement and the documents to executed in connection herewith to which it is, or is specified to be, a party and the consummation by the Seller of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action. Each of the Buyer and Cendant has duly executed and delivered this Agreement and prior to the Closing will have duly executed and delivered each of the documents to be executed in connection herewith to which it is, or is specified to be, a party, and this Agreement constitutes, and each of the documents to be executed in connection herewith to which it is, or is specified to be, a party will after the Closing constitute, its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         Section 3.3. No Conflicts; Consents. The execution and delivery by the Buyer and Cendant of this Agreement does not, the execution and delivery by the Buyer and Cendant of each of the documents to be executed in connection herewith to which it is, or is specified to be, a party will not, and the consummation of the transactions contemplated hereby and compliance by the Buyer and Cendant with the terms hereof will not conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the respective properties or assets of the Buyer or Cendant under, any provision of (i) the respective certificates of incorporation of the Buyer and Cendant, (ii) any Judgment or Applicable Law applicable to the Buyer or Cendant or their respective properties or assets or (iii) any contract material to Cendant and its subsidiaries, taken as a whole, which the Buyer or Cendant or any of their respective subsidiaries is a party or by which any of their respective properties or assets is bound. No Consent of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to the Buyer or Cendant in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, other than compliance with and filings under the HSR Act.

         Section 3.4. Brokers; Finders and Fees. Neither the Buyer nor any of its affiliates has employed any investment banker, broker or finder or incurred any liability for any investment banking, financial advisory or brokerage fees, commissions or finders' fees in connection with this Agreement or the transactions contemplated hereby.

         Section 3.5. Compliance with Laws. Each of the Buyer, Cendant and their respective subsidiaries have operated their respective businesses in compliance with all Applicable Laws pertaining to the offer or sale of franchises, except for (i) violations which are disclosed in Cendant's public filings pursuant to the Securities Exchange Act of 1934, as amended (the "SEC Filings") and (ii) violations which, individually or in the aggregate, could not reasonably be expected to result in a Buyer Material Adverse Effect.

         Section 3.6. Proceedings. Except as set forth in the SEC Filings, neither the Buyer, Cendant, nor any of their respective subsidiaries is a party to any Proceedings, nor is there pending any action before or investigation by a Governmental Entity with respect to the operation by the Buyer, Cendant, or their respective subsidiaries of their respective businesses, that, if determined adversely could reasonably be expected, individually or in the aggregate, to result in a Buyer Material Adverse Effect.


                                   ARTICLE IV
                            COVENANTS OF THE PARTIES

         Section 4.1.   Covenants of the Seller Relating to Conduct of Business.
                        -------------------------------------------------------

         (a) Except as otherwise expressly permitted by the terms of this Agreement, including without limitation the provisions of Section 4.1(d) below, from the date of this Agreement to the Closing, the Seller shall conduct the Business in the usual, regular or ordinary course in substantially the same manner as previously conducted and use all reasonable efforts to keep intact the Business and to preserve the relationships of the Business with franchisees, suppliers and others with whom the Business deals to the end that the Business shall be unimpaired at the Closing. In addition (and without limiting the generality of the foregoing), except as otherwise expressly permitted or required by the terms of this Agreement, the Seller shall not do any of the following in connection with the Business without the prior written consent of the Buyer:

              (i) permit, allow or suffer any Acquired Asset to become subjected to any Lien of any nature whatsoever;

              (ii) acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets (other than inventory) that are material, individually or in the aggregate, to the Business;

              (iii) sell, lease, license or otherwise dispose of any of its assets, except any Retained Asset; or

              (iv) authorize any of, or commit or agree to take, whether in writing or otherwise, to do any of, the foregoing actions.

         (b) The Seller shall promptly advise the Buyer in writing of the occurrence of any matter or event that would reasonably be expected to have a Material Adverse Effect on the Business.

         (c) In connection with the continuing operation of the Business between the date of this Agreement and the Closing, the Seller shall use reasonable efforts to consult in good faith on a regular and frequent basis with the representatives for the Buyer on the general status of ongoing operations pursuant to procedures reasonably requested by the Buyer or such representatives. The Seller acknowledges that any such consultation shall not constitute a waiver by the Buyer of any rights it may have under this Agreement, and that the Buyer shall not have any liability or responsibility for any actions of the Seller or any of its officers or directors with respect to matters that are the subject of such consultations unless the Buyer expressly consents to such action in writing.

         (d)  Notwithstanding  anything  set forth herein to the  contrary,  the
Seller:

              (i)  immediately  upon  execution  of this  Agreement,  (A)  shall postpone discussions with all prospective franchisees of the Brands, unless otherwise directed in writing by the Buyer and (B) shall discontinue use and/or distribution of its current Franchise Offering Circular and related materials (the "Current Offering Documents"); provided, that the foregoing shall not restrict the Seller's ability to engage in discussions or negotiations with respect to prospective franchisees in Sun Prairie, Wisconsin and Norwalk, Ohio or to close such transactions using the Current Offering Documents; provided further that once the Amended Offering Documents (as defined below) are approved for use pursuant to Applicable Laws, then the Seller may utilize such Amended Offering Documents to offer and sell to prospective franchisees except that the Buyer shall approve in writing all final franchise agreements prior to execution by or on behalf of the Seller; and

              (ii) prior to the Closing, the Seller (A) shall amend the Current Offering Documents, which amendments shall be acceptable to the Buyer in its sole discretion (the "Amended Offering Documents") and shall include, among other things, the form of franchise agreement set forth as attached Exhibit F, (B) with respect to each Owned Facility, shall enter into the form of amended franchise agreement referenced in
         Section 4(d)(ii)(A) with each subsidiary, affiliate or other third party which owns and/or operates each such Owned Facility other than those set forth on attached Schedule 4.1, which amended franchise agreement shall include the respective areas of protection set forth on attached Exhibit G and (C) with respect to each Owned Facility listed on Schedule 2.7(e) (other than those set forth on attached Schedule 4.1), shall enter into amendments to the current Management Agreements, which amendments shall be reasonably acceptable to the Buyer and shall provide for the amendment of all provisions relating to the use of the Brand names, the payment of royalty, marketing and reservation fees and other terms covered by the new franchise agreements to be entered into pursuant to Section 4.1(d)(ii)(B) above.

         The Seller hereby acknowledges that all franchise agreements entered into pursuant to Section 4.1(d)(ii)(B) shall be deemed to be "Assigned Contracts" as defined herein and shall be transferred to the Buyer at the Closing.

         Section 4.2. Termination of Certain Agreements. Effective upon the Closing Date and without any further action on behalf of the parties, the following agreements shall terminate and be of no further force or effect: (i) the Service Mark and Proprietary Information License Agreement, dated March 1, 1999, between the Parent, AIFI and AMI and ADI and (ii) the Reservation Service Agreement, dated May 7, 1997, between the Parent and HFS Incorporated, a predecessor to Cendant.

         Section 4.3. No Solicitation. Neither the Parent, AIFI, AMI, ADI nor any of their respective officers, directors, partners, employees, affiliates, agents or representatives will, directly or indirectly, solicit, initiate or encourage the submission of any proposal or offer from any person other than the Buyer or its directors, officers, employees, or other affiliates or representatives, enter into or continue any discussions or negotiations with, or provide any information to, any person other than the Buyer or its directors, officers, employees or other affiliates or representatives, relating to the sale or disposition of the Business (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal"). The Seller will immediately cease and cause to be terminated any activities, discussions or negotiations conducted prior to the date of this Agreement with any parties other than the Buyer with respect to any of the foregoing. The Parent, AIFI, AMI, ADI and other respective officers, directors or partners will immediately notify the Buyer upon receipt of any unsolicited offer or proposal relating to the Business and provide all material terms thereof.

         Section 4.4. Access to Information. The Seller shall afford to the Buyer and its accountants, counsel and other representatives reasonable access, during normal business hours during the period prior to the Closing, to all the properties, books, contracts, commitments and records of the Business (other than the Retained Assets), and, during such period shall furnish promptly to the Buyer any information concerning the Business as the Buyer may reasonably request.

         Section 4.5. Confidentiality. The Seller agrees to, and to cause its affiliates to, maintain the confidentiality of all confidential or proprietary information with respect to the Business and the Acquired Assets (collectively, "Confidential Information") and shall not disclose any Confidential Information except (i) where specifically required by Applicable Law or legal process (and in such case only after providing the Buyer, where practicable, with sufficient notice to enable it to move for a protective order), or (ii) to the extent such information becomes generally available to the public other than as a result of a disclosure by the Seller or any of its affiliates in violation of this Section 4.5.

         Section 4.6. Reasonable Efforts. (a) On the terms and subject to the conditions of this Agreement, each party shall use its reasonable efforts to cause the Closing to occur, including taking all reasonable actions necessary to comply promptly with all legal requirements that may be imposed on it or any of its affiliates with respect to the Closing.

                  (b) Each of the  Seller  and the Buyer  shall as  promptly  as practicable, but in no event later than twenty days following the execution and delivery of this Agreement, file with the United States Federal Trade Commission (the "FTC") and the United States Department of Justice (the "DOJ") the notification and report form, if any, required for the transactions contemplated hereby and any supplemental information requested in connection therewith pursuant to the HSR Act. Any such notification and report form and supplemental information shall be in substantial compliance with the requirements of the HSR Act. Each of the Buyer and the Seller shall furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submission that is necessary under the HSR Act. The Seller and the Buyer shall keep each other apprised of the status of any communications with, and any inquiries or requests for additional information from, the FTC and the DOJ and, subject to Section 6.1(a)(v), shall comply promptly with any such inquiry or request. Subject to Section 6.1(a)(v), each of the Seller and the Buyer shall use its reasonable efforts to obtain any clearance required under the HSR Act for the consummation of the transactions contemplated by this Agreement. For purposes of this Section 4.6, the "reasonable efforts" of the Buyer shall not require the Buyer or Cendant to dispose of any shares of capital stock or any business assets or property or to agree to any prohibition, limitation or other requirement of the type set forth in Section 5.2(c) in order to obtain HSR approval.

         (c) Each party shall, and shall cause its affiliates to, use its reasonable efforts to obtain, and to cooperate in obtaining, all Consents from third parties necessary or appropriate to permit the transfer of the Acquired Assets to, and the assumption of the Assumed Liabilities by, the Buyer; provided, however, that the parties shall not be required to pay or commit to pay any amount to (or incur any obligation in favor of) any person from whom any such consent may be required (other than nominal filing or application fees).

         Section 4.7. Expenses; Transfer Taxes. (a) Without regard to whether or not the Closing takes place, and except as set forth in Article VII, all costs and expenses incurred in connection with this Agreement, the documents to be executed in connection herewith and the transactions contemplated hereby and thereby shall be paid by the party incurring such expense, including all costs and expenses incurred pursuant to Section 4.6.

                  (b) All Transfer Taxes applicable to the conveyance and transfer from the Seller to the Buyer of the Acquired Assets and any other transfer or documentary taxes or any filing or recording fee applicable to such conveyance and transfer shall be paid by the Buyer. Each party shall use reasonable efforts to avail itself of any available exemptions from any such taxes or fees, and to cooperate with the other parties in providing any information and documentation that may be necessary to obtain such exemptions.

         Section 4.8. Collection of Receivables. Each party shall promptly deliver to the other party any cash or other property received directly or indirectly by it with respect to the accounts receivable of the other party and such other related items.

         Section 4.9. Supplemental Disclosure. The Seller shall have the continuing obligation until the Closing promptly to supplement or amend the Schedules hereto with respect to any matter hereafter arising or discovered that, if existing or known at the date of this Agreement, would have been required to be set forth or described therein; provided, however, that no supplement or amendment to such Schedules shall have any effect for purposes of determining whether any person is entitled to indemnification pursuant to
Article VII.

         Section 4.10. Related Documents. Simultaneously with the Closing, the Parent and the Buyer shall enter into each of the following agreement:

         (a)  the   Development   Agreement,   which   agreement   shall  be  in
substantially the same form as attached Exhibit H;

         (b) the Royalty Sharing Agreement, which agreement shall be in substantially the same form as attached Exhibit I;

         (c) the Preferred Manager Agreement, which agreement shall be in substantially the same form as attached Exhibit J; and

         (d) the intellectual property assignment documents, which documents shall be in substantially the same form as attached Exhibit K.

         Section 4.11. Post-Closing Cooperation. Following the Closing, at the request and expense of the Buyer, the Seller shall provide such assistance to the Buyer as shall be reasonably requested by the Buyer to obtain such amendments  to the  franchise and other  agreements  governing  the  Independent
Facilities as the Buyer, in its sole discretion, shall deem necessary. In addition, the Seller shall provide the Buyer with reasonable access to its computer software and data in order to permit the Buyer to review and compile information with respect to the facilities operating under the Brands. In addition, after the Closing, upon reasonable written notice, the Buyer and the Seller shall furnish or cause to be furnished to each other, as promptly as practicable, such information and assistance (to the extent within the control of such party) relating to the Acquired Assets (including, access to books and records) as is reasonably necessary for the filing of all Tax returns, and making of any election related to Taxes, the preparation for any audit by any Taxing Authority, and the prosecution or defense of any claim, suit or proceeding related to any Tax return. After the Closing, the Buyer shall cooperate with the Seller, at the Seller's request and expense, in furnishing information and other assistance reasonably requested by the Seller in connection with any Proceedings related to the operations of the Business prior to the Closing.

         Section 4.12. Public Announcements. Prior to the Closing, except as otherwise agreed to by the parties, the parties shall not issue any report, statement or press release or otherwise make any public statements with respect to this Agreement and the transactions contemplated hereby, except as in the reasonable judgment of a party may be required by law or in connection with its obligations as a publicly-held, exchange-listed company, in which case the parties will use commercially reasonable efforts to reach mutual agreement as to the language of any such report, statement or press release. Upon the Closing, the parties will consult with each other with respect to the issuance of a joint report, statement or press release with respect to this Agreement and the transactions contemplated hereby.

         Section 4.13. Agreement Not To Compete. (a) Each of the Parent, AIFI, AMI and ADI understands that the restrictions contained in this Section 4.13 are reasonable and necessary to protect the legitimate interests of the Buyer and that the Buyer would not have entered into this Agreement absent the provisions of this Section 4.13 and, therefore, for a period of the longer of five (5) years from the Closing or the date of termination of the Development Agreement (as defined below), neither the Parent, AIFI, AMI nor ADI shall, and shall cause each of its Related Parties (as defined below) not to, directly or indirectly:

              (i) engage in activities or businesses within North America substantially in competition with the Business, including:

                   (A) establishing, developing or selling franchises of any new proprietary hotel, motel or resort brand,

                   (B) developing,  for any  non-affiliate  person, in excess of five (5) hotel, motel or resort facilities annually which operate under any proprietary brand other than the Brands (determined based on the dates of relevant construction starts); provided however that the Seller only shall be permitted to develop up to
              (1) three such facilities in the twelve month period following the Closing and (2) four such facilities in the thirteen to twenty four month period following the Closing,

                   (C) developing,  owning or operating, on behalf of API or any of its subsidiaries or affiliates, any newly constructed hotel, motel or resort facilities which operate under any proprietary brand other than the Brands or any of then-current proprietary brands of Cendant or its subsidiaries; provided, however, that in the event that Cendant sells, transfer or conveys to a non-affiliate third party in excess of fifty percent (50%) of its interests in Wingate Inns International, Inc. then up to fifty (50%) of all new facilities developed by API and its subsidiaries and affiliates following the date of such sale, transfer or conveyance may be developed for operation under any proprietary brand,

                   (D)   acquiring,   owning,   operating  or   performing   (as
              applicable), on behalf of the Seller or any of its subsidiaries or affiliates, (1) any existing hotel, motel or resort facilities which operate under any proprietary brand other than the Brands or any of then-current proprietary brands of Cendant or its subsidiaries, (2) any entity which engages in the management of hotel, motel or resort facilities or (3) contracts relating to the management of hotel, motel or resort facilities; provided however that the foregoing prohibition shall not apply so long as the aggregate funds expended from the Closing Date through any subsequent date during the term hereof (each, a "Measurement Period") by or on behalf of the Seller (through third party financing, issuance of the debt of the Seller or its subsidiaries or affiliates or otherwise) (the "Funds") in conducting the activities set forth in this Section 4.13(a)(i)(D) shall not exceed twenty percent (20%) of the sum of (1) the Funds expended by or on behalf of the Seller in the development of new facilities which operate under the Brands during such Measurement Period and (2) the Funds expended by or on behalf of the Seller in conducting the activities set forth in this Section 4.13(a)(i)(D) during such Measurement Period; provided further that any such existing hotel, motel or resort facility acquired by the Seller or any of its subsidiaries or affiliates in compliance with the preceding proviso shall be converted to one of the proprietary brands of Cendant or its subsidiaries promptly upon purchase,

                   (E) assisting any person in any way to do, or attempt to do, anything prohibited by clauses (A) through (D) above; and

              (ii) disclose or furnish to anyone any confidential information relating to the Business or otherwise using such confidential information for its own benefit or the benefit of any other person.

         (b) Notwithstanding anything set forth in this Agreement to the contrary, (i) the prohibitions of this Section 4.13 shall not apply to (A) the provision of management services by the Seller to any unaffiliated third party by the Seller or (B) the ownership or operation of the facilities of the Seller which are operated under any proprietary brand (other than the Brands or the proprietary brands of Cendant or any of its subsidiaries) and listed on attached
Schedule 4.13 (ii) the prohibitions of Section 4.13 (a)(i)(D) shall terminate on the five year anniversary of the Closing Date, (iii) the Funds utilized to purchase any facility converted to one of the proprietary brands of Cendant or its subsidiaries within ninety (90) days of the closing of the transaction to purchase such facility shall not be included in the calculation to be made pursuant to subsection (2) contained in the first proviso in Section 4.13(a) (i)
(D) above, and (iv) if API and the Buyer jointly determine that the conversion provided pursuant to Section 4.13(a)(i)(D) is not advisable, then API shall pay to the Buyer payments in accordance with the provisions of Section 5.2 of the duly executed Development Agreement (as defined below).

         (c) Notwithstanding any other provision of this Agreement, it is understood and agreed that the remedy of indemnity payments pursuant to Article VIII and other remedies at law would be inadequate in the case of any breach of the covenants contained in Section 4.13(a). The Buyer shall be entitled to equitable relief, including the remedy of specific performance, with respect to any breach or attempted breach of such covenants.

         (d) For purposes of this Agreement, the term "Related Party" shall mean, with respect to API or any of its subsidiaries, a direct or indirect subsidiary of, another person controlled by or any successor or assign of a majority of the business or assets of API or any of its subsidiaries.

         Section 4.14. Further Assurances. From time to time, as and when requested by any party, each party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments (subject to Section 4.6), as such other party may reasonably deem necessary or desirable to consummate the transactions contemplated by this Agreement, including, in the case of the Seller, executing and delivering to the Buyer such assignments, deeds, bills of sale, consents and other instruments as the Buyer or its counsel may reasonably request as necessary or desirable for such purpose.

         Section 4.15. Purchase Price Allocation; Tax Filings. Within ninety days following the Closing Date, the Buyer and the Seller shall negotiate and draft a schedule (the "Allocation Schedule") allocating the Purchase Price among the Acquired Assets. The Allocation Schedule shall be prepared in accordance with Section 1060 of the Code and the regulations promulgated thereunder. Each of the Buyer and the Seller shall (a) timely file all forms and Tax returns required to be filed in connection with such Allocation Schedule, (b) be bound by such Allocation Schedule for purposes of determining Taxes, (c) prepare and file, and cause its affiliates to prepare and file, its Tax Returns on a basis consistent with such Allocation Schedule and (d) take no position, and cause its affiliates to take no position, inconsistent with such Allocation Schedule on any applicable Tax return, in any audit or proceeding before any Taxing Authority, in any report made for Tax, financial accounting or any other purposes or otherwise. In the event that the Allocation Schedule is disputed by any Taxing Authority, the party receiving notice of such dispute shall promptly notify the other party hereto concerning the existence and resolution of such dispute.

         Section 4.16. Names Following Closing. Immediately following the Closing, the Parent shall amend, and shall cause each of its subsidiaries including AMI, ADI and AIFI, to amend, its respective certificates of incorporation and any certificates of assumed name or d/b/a filings so as to eliminate its right to use the names "AmeriHost", or any name that, in the judgment of the Buyer, is similar to any such names, and except pursuant to valid license agreements entered into or to be entered into in connection with a current or future Owned Facility, neither the Seller nor any of its affiliates shall thereafter use those names or other names acquired by the Buyer hereunder or names confusingly similar thereto. Notwithstanding anything set forth in this
Section 4.16 to the contrary, the Parent shall not be required to effectuate the change to its certificate of incorporation changing its name until immediately following its next annual meeting of stockholders. The Seller shall indemnify and hold harmless Cendant, the Buyer and their respective directors, officers, employees, affiliates, controlling persons, agents and representatives and their successors and assigns from and against all liability, demands, claims, actions or causes of action, assessments, losses, damages, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) asserted against or incurred by any such person as a result of or arising out of the use of the name "AmeriHost" by the Seller or any of its subsidiaries or affiliates prior to the date on which all such name changes have been effectuated.

         Section 4.17. Transfers Not Effected as of Closing. Nothing herein shall be deemed to require the conveyance, assignment or transfer of any Acquired Asset that by its terms or by operation of law cannot be freely conveyed, assigned, transferred or assumed. To the extent the parties hereto have been unable to obtain any Consents required for the transfer of any Acquired Asset and to the extent not otherwise prohibited by the terms of any Acquired Asset, the Seller shall continue to be bound by the terms of such applicable Acquired Asset and the Buyer shall pay, perform and discharge fully all of the obligations of the Seller or any of their respective affiliates thereunder from and after the Closing. The Seller shall, without consideration therefor, pay, assign and remit to the Buyer promptly all monies, rights and other consideration received in respect of such performance. The Seller shall exercise or exploit their rights in respect of such Acquired Assets only as reasonably directed by the Buyer and at the Buyer's expense. Subject to and in accordance with Section 4.10, the parties hereto shall continue to use their commercially reasonable efforts to obtain all such unobtained Consents at the earliest practicable date. If and when any such Consents shall be obtained, then the Seller shall promptly assign their rights and obligations thereunder to the Buyer without payment of consideration and the Buyer shall, without the payment of any consideration therefor, assume such rights and obligations. The parties shall execute such good and sufficient instruments as may be necessary to evidence such assignment and assumption. Each party shall be responsible for all costs associated with obtaining the Consents requested to be obtained by each party.

         Section 4.18. Qualification of the Buyer and Cendant. The Buyer shall use commercially reasonable efforts to take all action necessary under Applicable Laws, including qualifications and approvals required under state franchising laws, to allow the Buyer and Cendant to conduct the Business in all jurisdictions where such action is required promptly after the Closing.

         Section 4.19. Transition Services. For a period of one year after the Closing, the Parent shall provide the following transition services to Cendant (the "Transition Services"): (a) reasonable assistance in the management of the Brands; (b) reasonable assistance in the development of new hotels with other franchisees, including without limitation the provision of architectural assistance to such franchisees and its advisors; (c) reasonable assistance with regard to the marketing of the Brand; and (d) reasonable assistance with regard to consulting with franchisees of the Brand, including without limitation the provision of training relating to the operation of the Brand to such franchisees. The Parent shall provide the Transition Services at no charge to Cendant so long as the Parent does not incur significant expenses or is not required to devote significant management time to the provision of the Transition Services. If the Parent incurs significant expenses or is required to devote significant management time to the provision of the Transition Services, Parent shall have the right to discontinue the Transition Services in whole or in part upon sixty (60) days prior written notice to the Buyer.

         Section 4.20. Agreement with PMC Commercial Trust. The Buyer and the Seller shall enter into an agreement with PMC Commercial Trust ("PMC"), which agreement shall be in substantially the same form as attached Exhibit L.

                                    ARTICLE V
                CONDITIONS TO CONSUMMATION OF THE ASSET PURCHASE

         Section 5.1. Conditions to Each Party's Obligation. The obligation of the Buyer to purchase the Acquired Assets and the obligation of the Seller to sell the Acquired Assets to the Buyer is subject to the satisfaction or waiver on or prior to the Closing of the following conditions:

         (a) The waiting period under the HSR Act, if applicable to the consummation of the transactions contemplated hereby, shall have expired or been terminated. All material authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity necessary for the consummation of the transactions contemplated hereby shall have been obtained or filed or shall have occurred.

         (b) No Applicable Law enacted, entered, promulgated, enforced or issued by any Governmental Entity or other legal restraint or prohibition preventing the consummation of the transactions contemplated hereby shall be in effect.

         Section 5.2. Conditions to Obligation of the Buyer. The obligation of the Buyer to purchase and pay for the Acquired Assets is subject to the satisfaction (or waiver by the Buyer) on or prior to the Closing Date of the following conditions:

         (a) The representations and warranties of the Parent, AIFI, AMI and ADI made in this Agreement and the documents to be executed in connection herewith qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of the date hereof and as of the time of the Closing as though made as of such time, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date), except as otherwise contemplated by this Agreement, and the Buyer shall have received a certificate signed by an authorized officer of each of the Parent, AIFI, AMI and ADI to such effect.

         (b) Each of the Parent, AIFI, AMI and ADI shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by each of them by the time of the Closing, and the Buyer shall have received a certificate signed by an authorized officer of each of the Parent, AIFI, AMI and ADI to such effect.

         (c) There shall not be pending or threatened any Proceeding (i) challenging or seeking to restrain or prohibit the transaction contemplated by this Agreement to obtain from Cendant, the Buyer or any of its subsidiaries in connection with the transactions contemplated hereby any damages that are material in relation to Cendant and its subsidiaries taken as a whole, (ii) seeking to prohibit or limit the ownership or operation by Cendant or any of its subsidiaries of any portion of the business or assets of Cendant (including the Business), or any of its subsidiaries, or to compel Cendant, or any of its subsidiaries to dispose of or hold separate any portion of the business or assets of Cendant (including the Business), the Seller or any of their respective subsidiaries, in each case as a result of the transactions contemplated by this Agreement, (iii) seeking to impose limitations on ability of Cendant to acquire or hold, or exercise full rights of ownership of, the Acquired Assets or (iv) seeking to prohibit Cendant or any of its subsidiaries from effectively controlling in any respect the Business.

         (d) The Buyer shall have received written Consents from all third parties listed on attached Schedule 5.2.

         (e) From and after the date hereof, there shall not have occurred a change or event which has had a Material Adverse Effect, nor shall there have occurred a change or event which would reasonably be expected to have a Material Adverse Effect.

         (f) The Buyer shall have received a confidentiality and non-compete agreement, duly executed by Michael Holtz in his individual capacity, which agreement shall be in substantially the same form as attached Exhibit M.

         (g) The Seller shall have furnished to the Buyer such other documents relating to the Seller's corporate existence and authority, absence of Liens, and such other matters as the Buyer or its counsel may reasonably request, including without limitation copies of all UCC-3 financing statements and other release documents relating to the security interests of Bridgeview Bank.

         Section 5.3. Conditions to Obligation of the Seller. The obligation of the Seller to sell, assign, convey, and deliver the Acquired Assets is subject to the satisfaction (or waiver by the Seller) on or prior to the Closing Date of the following conditions:

         (a) The representations and warranties of the Buyer and Cendant made in this Agreement and the documents to be executed in connection herewith qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of the date hereof and as of the time of the Closing as though made as of such time, and the Seller shall have received a certificates signed by an authorized officers of the Buyer and Cendant, respectively, to such effect.

         (b) The Buyer and Cendant shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by the Buyer and Cendant by the time of the Closing, and the Seller shall have received a certificates signed by an authorized officer of the Buyer and Cendant, respectively, to such effect.

         (c) From and after the date hereof, there shall not have occurred a Buyer Material Adverse Effect not shall there have occurred a change or event that would reasonably be expected to result in a Buyer Material Adverse Effect.

                                   ARTICLE VI
                                   TERMINATION

         Section 6.1. Termination. (a) Notwithstanding anything to the contrary in this Agreement, this Agreement may be terminated and the transactions contemplated by this Agreement abandoned at any time prior to the Closing:

                  (i)  by mutual written consent of the Seller and the Buyer;

                  (ii) by the Seller, if any of the conditions set forth in Sections 5.1 or 5.3 shall have become incapable of fulfillment, and shall not have been waived by Seller;

                  (iii) by the Buyer, if any of the conditions set forth in Sections 5.1 or 5.2 shall have become incapable of fulfillment, and shall not have been waived by the Buyer; or

                  (iv) by the Seller or the Buyer, if the Closing does not occur on or prior to December 31, 2000; or

                  (v) by the Buyer if, in its reasonable opinion, compliance with any "second request" made by the FTC or the DOJ pursuant to the HSR Act would be unduly burdensome or would require the Buyer to incur expenses in excess of $200,000;

provided,  however,  that the party seeking termination pursuant to clause (ii),
(iii), (iv) or (v) is not then in breach of any of its representations, warranties, covenants or agreements contained in this Agreement.

         (b) In the event of termination by the Seller or the Buyer pursuant to this Section 6.1, written notice thereof shall forthwith be given to the other and the transactions contemplated by this Agreement shall be terminated, without further action by any party.

         Section 6.2. Effect of Termination. If this Agreement is terminated and the transactions contemplated hereby are abandoned as described in Section 6.1, this Agreement shall become null and void and of no further force and effect, except for the provisions of (i) Section 4.7 relating to certain expenses, (ii)
Section 6.1 and this Section 6.2 and (iii) Section 4.12 relating to publicity. Nothing in this Section 6.2 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement.

         Section 6.3. Amendments and Waivers. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. By an instrument in writing the Buyer and Cendant, on the one hand, and the Seller, on the other hand, may waive compliance by the other party with any term or provision of this Agreement that such other parties were or are obligated to comply with or perform.

                                   ARTICLE VII
                          SURVIVAL AND INDEMNIFICATION

         Section 7.1. Survival Periods. Each of the representations and warranties made by the parties in this Agreement shall survive the Closing for a period of two (2) years; provided, however, that (i) the representations and warranties contained in Sections 2.2 and 3.2 shall survive the Closing without limitation (subject to any applicable statutes of limitations), other than the termination of this Agreement, and (ii) the representations and warranties contained in Sections 2.9 and 2.10 shall survive for the applicable period of the relevant statute of limitations (taking into account valid extensions thereof). No claims or causes of action may be brought against the Seller, the Buyer or Cendant based upon, directly or indirectly, any of the representations, warranties or agreements contained in Articles II and III hereof after the applicable survival period or, except as provided in Section
6.2 hereof, any termination of this Agreement. This Section 7.1 shall not limit any covenant or agreement of the parties that contemplates performance after the Closing.

         Section 7.2.  Agreement of the Parent,  AIFI, AMI and ADI to Indemnify.
(a) Subject to the terms and conditions set forth herein, the Parent, AIFI, AMI and ADI shall, jointly and severally, indemnify and hold harmless the Buyer, Cendant and their respective directors, officers, employees, affiliates, controlling persons, agents and representatives and their successors and assigns (collectively, the "Buyer Indemnitees") from and against all liability, demands, claims, actions or causes of action, assessments, losses, damages, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) (collectively, the "Buyer Damages") asserted against or incurred by any Buyer Indemnitee as a result of or arising out of (i) a breach of any representation or warranty of the Parent, AIFI, AMI or ADI contained in this Agreement, (ii) a breach of any covenant or agreement on the part of the Parent, AIFI, AMI or ADI under this Agreement, or (iii) the Excluded Liabilities and the Retained Assets.

         (b) The Parent, AIFI, AMI and ADI shall be obligated to indemnify the Buyer Indemnitees pursuant to clause (i) of Section 7.2(a) only for those claims giving rise to Buyer Damages as to which the Buyer Indemnitees have given the Seller written notice thereof prior to the end of the applicable survival period (as provided for in Section 7.1). Any written notice delivered by a Buyer Indemnitee to the with respect to Buyer Damages shall set forth with as much specificity as is reasonably practicable the basis of the claim for Buyer Damages and, to the extent reasonably practicable, a reasonable estimate of the amount thereof.

         Section 7.3. Agreement of the Buyer to Indemnify. (a) Subject to the terms and conditions set forth herein, the Buyer shall indemnify and hold harmless the Parent, AIFI, AMI, ADI and each of its directors, officers, employees, affiliates, controlling persons, agents and representatives and their successors and assigns (collectively, the "Seller Indemnitees") from and against all liability, demands, claims, actions or causes of action, assessments, losses, damages, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) (collectively, "Seller Damages") asserted against or incurred by any Seller Indemnitee as a result of or arising out of (i) a breach of any representation or warranty of the Buyer or Cendant contained in this Agreement, (ii) a breach of any covenant or agreement on the part of the Buyer or Cendant under this Agreement and (iii) the Assumed Liabilities and the Acquired Assets.

         (b) The Buyer shall be obligated to indemnify the Seller Indemnitees pursuant to clause (i) of Section 7.3(a) only for those claims giving rise to Seller Damages as to which the Seller Indemnitees have given the Buyer written notice thereof prior to the end of the applicable survival period (as provided for in Section 7.1). Any written notice delivered by a Seller Indemnitee to the Buyer with respect to Seller Damages shall set forth with as much specificity as is reasonably practicable the basis of the claim for Seller Damages and, to the extent reasonably practicable, a reasonable estimate of the amount thereof.

         Section 7.4. Third-Party Indemnification. The obligations of the Parent, AIFI, AMI and ADI to indemnify the Buyer Indemnitees under Section 7.2 hereof with respect to Buyer Damages and the obligations of the Buyer to indemnify the Seller Indemnitees under Section 7.3 with respect to Seller Damages, in either case resulting from the assertion of liability by third parties (each, as the case may be, a "Claim"), will be subject to the following terms and conditions:

         (a) Any party against whom any Claim is asserted will give the indemnifying party written notice of any such Claim promptly after learning of such Claim, and the indemnifying party may at its option undertake the defense thereof by representatives of its own choosing. Failure to give prompt notice of a Claim hereunder shall not affect the indemnifying party's obligations under this Article VII, except to the extent the indemnifying party is materially prejudiced by such failure to give prompt notice. If the indemnifying party, within thirty (30) days after notice of any such Claim, or such shorter period as is reasonably required, fails to assume the defense of such Claim, the Buyer Indemnitee or the Seller Indemnitee, as the case may be, against whom such claim has been made will (upon further notice to the indemnifying party) have the right to undertake the defense, compromise or settlement (subject to the terms of Section 7.4(c)) of such claim on behalf of and for the account and risk, and at the expense, of the indemnifying party, subject to the right of the indemnifying party to assume the defense of such Claim at any time prior to settlement, compromise or final determination thereof.

         (b) So long as the indemnifying party has assumed the defense of any Claim in the manner set forth above, the indemnifying party shall have the exclusive right to contest, defend and litigate such Claim and, except as expressly provided in Section 7.4(c), shall have the exclusive right, in its sole discretion, to settle any such claim, either before or after the initiation of litigation at such time and on such terms as the indemnifying party deems appropriate. If the indemnifying party elects not to assume the defense of any such Claim (which shall be without prejudice to its right at any time to assume subsequently such defense), the indemnifying party will nonetheless be entitled, at its own expense, to participate in such defense. The indemnified party shall have the right to participate, at its own expense with separate counsel (which counsel shall act in an advisory capacity only), in any such contest, defense, litigation or settlement conducted by the indemnifying party. After notice from the indemnifying party to such indemnified party of the indemnifying party's election to assume the defense of such Claim, the indemnifying party will not be liable to such indemnified party for any expenses of the indemnified party's counsel that are subsequently incurred in connection with the defense thereof; provided, however, that the expense of such indemnified party's counsel shall be paid by the indemnifying party if the indemnifying party requested such separate counsel to participate.

         (c) Without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld or delayed), the indemnifying party shall not admit any liability with respect to, or settle, compromise or discharge, any Claim or consent to the entry of any judgment with respect thereto, except in the case of any settlement that includes as an unconditional term thereof the delivery by the claimant or plaintiff to the indemnified party of a written release from all liability in respect of such Claim. In addition, whether or not the indemnifying party shall have assumed the defense of the Claim, the indemnified party shall not admit any liability with respect to, or settle, compromise or discharge, any Claim or consent to the entry of any judgment with respect thereto, without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld or delayed), and the indemnifying party will not be subject to any liability for any such admission, settlement, compromise, discharge or consent to judgment made by an indemnified party without such prior written consent of the indemnifying party.

         (e) The indemnifying party and the indemnified party shall cooperate fully in all aspects of any investigation, defense, pre-trial activities, trial, compromise, settlement or discharge of any claim in respect of which indemnity is sought pursuant to this Article VII, including, but not limited to, by providing the other party with reasonable access to employees and officers (including as witnesses) and other information.

         Section 7.5. Limitations. Neither the Buyer nor Cendant shall be entitled to indemnification from the Parent, AMI, AIFI or ADI pursuant to
Section 7.2(a)(i) unless and until the aggregate amount of Buyer Damages incurred pursuant to that section shall exceed $100,000 as to which the Parent, AMI, AIFI and ADI shall be responsible only for the excess over $100,000; provided however that the foregoing limitation shall not apply to Buyer Damages resulting from the breach of the representations or warranties set forth in Sections 2.1, 2.2 or 2.4. The maximum aggregate amount recoverable from the Parent, AMI, AIFI and ADI pursuant to Section 7.2(a)(i) shall be an amount equal to the consideration paid to the Seller pursuant to Sections 1.5(a) through (c) above. The representations and warranties contained in this Agreement are exclusive and supersede any other representations and warranties , express or implied in negotiations or otherwise, including but not limited to the warranties of merchantability and fitness for a particular purpose. No representations and warranties whatsoever are made as to any forecasts or projections.

         Section 7.6. Tax and Insurance Offsets.The amount of any Buyer Damages or Seller Damages, as the case may be, suffered by an Indemnified Party shall be reduced by any net tax, insurance or other benefits or claims against third parties which are paid to such party in respect of or as a result of such Buyer Damages or Seller Damages or the facts or circumstances relating thereto; provided however that the party entitled to receipt of such benefits or claims shall use commercially reasonable efforts to collect such benefits or claims. If any Buyer Damages or Seller Damages for which indemnification is made hereunder are subsequently reduced by any tax benefit, insurance payment or other benefit or recovery from a third party, the value of such tax benefit or other benefit or the amount of such payment or other recovery shall be remitted to the Indemnifying Party.

         Section  7.7.  Exclusive  Remedy.  Except  with  respect  to claims for specific performance or with respect to fraud in the inducement, the indemnification provisions of this Article shall be the exclusive remedy following the Closing for any claim related to the transactions contemplated hereby, including without limitation, any breaches or alleged breaches of any representation, warranty or failure to fulfill any covenants or agreement contained herein, except for covenants or agreements of the parties that contemplate performance after the Closing.

                                  ARTICLE VIII
                            MISCELLANEOUS PROVISIONS

         Section 8.1. Entire Agreement. This Agreement and the exhibits and schedules attached hereto and made part hereof (including the Schedules hereto) constitute the entire agreement of the parties relating to the subject matter hereof and supersede other prior agreements and understandings between the parties both oral and written regarding such subject matter.

         Section 8.2. Severability. Any provision of this Agreement that is held by a court of competent jurisdiction to violate Applicable Law shall be limited or nullified only to the extent necessary to bring the Agreement within the requirements of such law.

         Section 8.3. Notices. Any notice required or permitted by this Agreement must be in writing and must be sent by facsimile, by nationally recognized commercial overnight courier, or mailed by United States registered or certified mail, addressed to the other party at the address below or to such other address for notice (or facsimile number, in the case of a notice by facsimile) as a party gives the other party written notice of in accordance with this Section 8.3. Any such notice will be effective as of the date of receipt:

      if to the Buyer:                       if to the Seller:
        Cendant Finance                        Amerihost Properties, Inc.
        Holding Corporation                    2355 South Arlington Heights Road
        6 Sylvan Way                           Suite 400
        Parsippany, New Jersey 07054           Arlington Heights, Illinois 60005
        Telecopy: (973) 496-5331               Telecopy: (847) 228-5409
        Attention: Senior Vice President       Attention: President
          Law and Corporate Secretary

      with a copy to:                        with a copy to:
        Cendant Corporation                    McDermott, Will & Emery
        6 Sylvan Way                           227 West Monroe Street
        Parsippany, NJ 07054                   Chicago, Illinois 60606-5096
        Telecopy:  (973) 496-5331              Telecopy: (312) 372-2000
        Attention: Senior Vice President,      Attention: Helen R. Friedli, PC
          Law and Corporate Secretary

         Section 8.4. Governing Law; Consent to Jurisdiction. This Agreement shall be governed by, enforced under and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of (a) the state courts of the State of Delaware, and (b) the United States District Court for the State of Delaware for the purposes of any suit, action or other proceeding arising out of this Agreement, any document executed in connection herewith or any transaction contemplated hereby or thereby. Each of the parties hereto further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth above shall be effective service of process for any action, suit or proceeding in Delaware with respect to any matters to which it has submitted to jurisdiction in this Section 8.4. Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (i) the state Courts of the State of Delaware, or (ii) the United States District Court for the State of Delaware and hereby and thereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

         Section 8.5.    Descriptive Headings; Counterparts and Interpretations.
                         ------------------------------------------------------

         (a) The descriptive headings herein are inserted for convenience of reference only and shall in no way be construed to define, limit, describe, explain, modify, amplify, or add to the interpretation, construction or meaning of any provision of, or scope or intent of, this Agreement nor in any way affect this Agreement. This Agreement may be signed in counterparts and all signed copies of this Agreement will together constitute one original of this Agreement. This Agreement shall become effective when each party hereto shall have received counterparts thereof signed by all the other parties hereto. Facsimile copies of the Agreement, signed in counterpart, shall be considered for all purposes, including delivery, as originals.

         (b) For all purposes hereof: (i) "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;
(ii) "including" means including, without limitation; (iii) "person" means any individual, firm, corporation, partnership, limited liability company, trust, joint venture, Governmental Entity or other entity; and (iv) "subsidiary"` of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person.

         Section 8.6. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that this Agreement and the rights, interests and obligations of the Buyer may be assigned by Buyer to an affiliate of the Buyer without the consent of the Seller; provided however that such assignment shall not release the Buyer of its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

         Section 8.7. No Third-Party Beneficiaries. This Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto; provided, however, that this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and permitted assigns.

         IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly signed as of the date first above written.


                                            CENDANT FINANCE HOLDING
                                              CORPORATION


                                            By:  /s/ James E. Buckman
                                                 ----------------------
                                                  James E. Buckman, Senior
                                                     Executive Vice President
                                                     and General Counsel

                                            CENDANT CORPORATION


                                            By:  /s/ David Wyshner
                                                 ----------------------
                                                  David Wyshner, Senior Vice
                                                     President, Planning and
                                                     Development


                                            AMERIHOST PROPERTIES, INC.


                                            By:  /s/ Michael P. Holtz
                                                  --------------------
                                                     Michael P. Holtz,
                                                     President


                                            AMERIHOST INN FRANCHISING, INC.


                                            By:  /s/ Michael P. Holtz
                                                  --------------------
                                                     Michael P. Holtz,
                                                     President


                                            AMERIHOST MANAGEMENT, INC.


                                            By:  /s/ Michael P. Holtz
                                                  --------------------
                                                     Michael P. Holtz,
                                                     President

                                            AMERIHOST DEVELOPMENT, INC.


                                            By:  /s/ Michael P. Holtz
                                                  --------------------
                                                     Michael P. Holtz,
                                                     President